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                                  EXHIBIT 23.2


                        CONSENT OF INDEPENDENT ENGINEERS


Williamson Petroleum Consultants, Inc. (Williamson) hereby consents to the references to Williamson as expert and to our reserve reports entitled "Evaluation of Oil and Gas Reserves to the Interests of Venus Exploration, Inc. in Certain Properties Located in Texas and Oklahoma, Effective December 31, 1996, for Disclosure to the Securities and Exchange Commission, Williamson Project 7.8482" and "Evaluation of Oil and Gas Reserves to the Interests of Venus Exploration, Inc. in Certain Properties, Effective December 31, 1997, for Disclosure to the Securities and Exchange Commission, Williamson Project 8.8572" and to information depicted in the Venus Exploration, Inc., a Delaware corporation (the "Company") Annual Report on Form 10-K for the year ended December 31, 1997, that was derived from our reserve reports, in the Prospectus constituting a part of the Registration Statement on Form S-8 and the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about August 4, 1998.




                                       /s/ WILLIAMS PETROLEUM CONSULTANTS, INC.

                                       WILLIAMS PETROLEUM CONSULTANTS, INC.


July 31, 1998